PCAOB registered

JORGENSEN & CO

Certified Public Accountant

(425) 736-5335                                                                                                                                                                              alan@jorgensencpa.com

Exhibit 16.1

March 12, 2019

Board of Directors

Bum Chul Kim, CEO

Re: Star Wealth Group, Inc.

Re: Star Wealth Group, Inc.

Office of the Chief Accountant

Securities and Exchange Commission 100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

.

The undersigned, Jorgensen & Co., has previously acted as independent accountants to review the financial statements of Star Wealth Group, Inc. We are no longer acting as independent accountants to this Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated March 12, 2019 of Star Wealth Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm on or about March 13. 2019.

Jorgensen & Co. hereby consents to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely, Jorgensen & Co. /s/

By:

W. Alan Jorgensen /s/ (principal)

137 North 200 West, Lehi, UT 84043